Exhibit 99.1

Lightwave Logic To Collaborate on Advanced Solar Energy Capture Initiative with The University of Alabama

State of Alabama Slated to Fund an Initiative to Explore Advanced Solar Capture and Photovoltaics Based on Novel Panchromatic Dyes

NEWARK, Delaware, March 16, 2011 /PRNewswire/ -- Lightwave Logic, Inc. (OTC Bulletin Board: LWLG.OB), a technology company focused on the development of a Next Generation Non Linear Optical Polymer Materials Platform for applications in high speed fiber-optic data communications and optical computing, announced today that the State of Alabama slated to fund a 2 year research and development program on advanced solar energy capture and organic photovoltaics. The University of Alabama will explore the advanced energy capture properties of the company’s Perkinamine TM class of dyes and other novel proprietary structures inspired by the original Perkinamine TM design.

The Perkinamine™-based dyes possess a panchromatic absorption (absorbing light across a wide range of wavelengths) from the near infra-red to the visible spectrum and into the near ultraviolet. This property enables these dyes to efficiently capture a wide range of solar radiation.

The Perkinamine™-based dyes have also been developed to provide exceptional thermal stability and environmental stability that allows integration into existing electronic material manufacturing protocols that often require high temperature (250 ºC) processing. The electro-optic applications of Perkinamine™ dyes rely on laser irradiation to produce the desired non-linear optical responses and were developed to be phenomenally photostable (non-bleaching).

Jim Marcelli, Chief Executive Officer of Lightwave Logic, Inc. said, “This exciting initiative further demonstrates the enormous value of our core material’s technology platform that has utility across a wide range of applications.  If successful, it will add an additional leg to our growth strategy.”

Anthony J. Arduengo III, Saxon Professor of Organic and Inorganic Chemistry at University of Alabama and leader of the UA initiative commented, “While the ultimate goals of our previous non-linear optic collaboration and this new photovoltaic effort are separate, their mutual reliance on similar synthetic feedstocks and methodology will provide considerable synergy for material production and process development.  If successful, this effort will open vast opportunities for application of Lightwave’s materials and technology to solar energy capture.”

“Powered by Lightwave Logic”

Lightwave Logic, Inc. is a development stage company with ground-breaking electro-optical and Third-order polymer technology that holds significant advantages over conventional copper-based technology. The enormous speed and cost advantages together with the flexibility of form factor will enable new applications and devices that can change the way people live their lives. Please visit the Company's website, www.lightwavelogic.com for more information.

Safe Harbor Statement

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words "may," "will," "should," "plans," "explores," "expects,""anticipates," "continue," "estimate," "project," "intend," and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing various engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, shortages in components, production delays due to performance quality issues with outsourced components, and various other factors beyond the Company's control.